Exhibit 4.4

NUMBER	RIGHTS CUSIP SEE REVERSE FOR CERTAIN DEFINITIONS

MODERN MEDIA ACQUISITION CORP.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

RIGHT

This Certifies that	is the

registered holder of	Right(s)

(the “Right” or “Rights,” respectively) to receive one-tenth of one share of common stock, par value $.0001 per share (“Common Stock”), of Modern Media Acquisition Corp. (the “Corporation”) for each Right evidenced by this Right Certificate on the Corporation’s completion of an initial business combination (as defined in the prospectus relating to the Corporation’s initial public offering (“Prospectus”)) upon surrender of this Right Certificate pursuant to the Rights Agreement (the “Rights Agreement”) between the Corporation and Continental Stock Transfer & Trust Company (the “Rights Agent”). In no event will the Corporation be required to net cash settle any Right.

Upon liquidation of the Corporation in the event an initial business combination is not consummated during the required period as identified in the Corporation’s Second Amended and Restated Certificate of Incorporation, as the same may be amended from time to time, the Right(s) shall expire and be worthless. The holder of a Right or Rights shall have no right or interest of any kind in the Corporation’s trust account (as defined in the Prospectus).

Upon due presentment for registration of transfer of the Right Certificate at the office or agency of the Rights Agent a new Right Certificate or Right Certificates of like tenor and evidencing in the aggregate a like number of Rights shall be issued to the transferee in exchange for this Right Certificate, without charge except for any applicable tax or other governmental charge.

The Corporation and the Rights Agent may deem and treat the registered holder as the absolute owner of this Right Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any conversion hereof, of any distribution to the registered holder, and for all other purposes, and neither the Corporation nor the Rights Agent shall be affected by any notice to the contrary.

Holders of a Right or Rights are not entitled to any of the rights of a stockholder of the Corporation.

This Certificate is not valid unless countersigned by the Transfer Agent of the Corporation and registered by the Registrar of the Corporation.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this                  day of                  A.D.                .

Secretary	[Corporate Seal]	President

MODERN MEDIA ACQUISITION CORP.

The Corporation will furnish without charge to each holder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Corporation and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the rights represented thereby are issued and shall be held subject to all the provisions of the Rights Agreement, and all amendments thereto, to all of which the holder of this certificate by acceptance hereof assents.

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT —	Custodian
TEN ENT	—	as tenants by the entireties		(Cust) (Minor)
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common		under Uniform Gifts to Minors

Act
(State)

Additional abbreviations may also be used though not in the above list.

For value received,                     hereby sells, assigns and transfers unto

(PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER(S) OF ASSIGNEE(S))

(PLEASE PRINT OR TYPEWRITE NAME(S) AND ADDRESS(ES) OF ASSIGNEE(S))

Rights represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer the said Rights on the books of the within-named Corporation with full power of substitution in the premises.

Dated:

In the presence of

NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:

By

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED).